                       AMERICAN CENTURY MUTUAL FUNDS, INC.

                            CERTIFICATE OF CORRECTION
                            TO ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         1. This  Certificate  of Correction  is filed to correct  typographical errors in the Corporation's Articles Supplementary.

         2. Said Articles  Supplementary  were filed by the Corporation on March
15, 2001.

         3. The Article requiring correction as previously filed is as follows:

         FIRST: Pursuant to the authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation
of the Corporation, the Board of Directors of the Corporation has (1) duly established a new series of shares titled New Opportunities II Fund for the
Corporation's stock and has allocated Three Hundred Million (300,000,000) shares of the Eleven Billion One Hundred Million (11,100,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for the aggregate par value of Six Million Dollars ($3,000,000) to the new series and
(2) duly established a new class of shares titled C for five (5) of the sixteen
(16) series of the capital stock of the Corporation. As a result of the action taken by the Board of Directors referenced in Article FIRST of these Articles
Supplementary, the sixteen (16) series (hereinafter referred to as "Series") of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                  Aggregate
Series                                     No. of Shares          Par Value
------                                     -------------          ---------
Growth Fund                                1,000,000,000        $10,000,000
Select Fund                                  500,000,000          5,000,000
Ultra Fund                                 4,000,000,000         40,000,000
Vista Fund                                 1,000,000,000         10,000,000
Heritage Fund                                500,000,000          5,000,000
Giftrust Fund                                200,000,000          2,000,000
Balanced Fund                                200,000,000          2,000,000
Bond Fund                                    200,000,000          2,000,000
Limited-Term Bond Fund                       200,000,000          2,000,000
Intermediate-Term Bond Fund                  200,000,000          2,000,000
New Opportunities Fund                       200,000,000          2,000,000
High-Yield Fund                              200,000,000          2,000,000
Tax-Managed Value Fund                       200,000,000          2,000,000
Veedot Fund                                  300,000,000          3,000,000
Veedot Large-Cap Fund                        300,000,000          3,000,000
New Opportunities II Fund                    300,000,000          3,000,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

         4. The No. of Shares and  Aggregate Par Value for five Series listed in the above Article are hereby corrected to read as follows:

                                                              Aggregate Par
Series Name                                 No. of Shares             Value
-----------                                 -------------             -----
Growth Fund                                 1,100,000,000       $11,000,000
Ultra Fund                                  4,100,000,000        41,000,000
Vista Fund                                  1,100,000,000        11,000,000
Heritage Fund                                 600,000,000         6,000,000
High-Yield Fund                               300,000,000         3,000,000

         IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused this
Certificate of Correction to the Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 3rd day of April, 2001.

                                          AMERICAN CENTURY MUTUAL
ATTEST:                                   FUNDS, INC.

/*/Janet A. Nash                            By:/*/Charles A. Etherington
------------------------------------        ------------------------------------
Name:   Janet A. Nash                       Name:   Charles A. Etherington
Title:   Assistant Secretary                Title:      Vice President

         THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC.,
who executed on behalf of said Corporation the foregoing Certificate of
Correction to the Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Certificate of Correction to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  April 3, 2001                       /*/Charles A. Etherington
                                            ------------------------------------
                                            Charles A. Etherington
                                            Vice President